The France Growth Fund, Inc.

           Amended and Restated Summary of Terms of Agreement Between

    Bankgesellschaft Berlin AG (the "Bank") and The France Growth Fund, Inc.
                                  (the "Fund")

I.   Structure of Tender Offer

General: The Board of Directors of the Fund, including the representatives of the Bank (the "Board"), has determined that conducting a tender offer for a percentage of the outstanding shares of the Fund at a price set between the market price for Fund shares and the net asset value of those shares would be in the best interests of all Fund shareholders. Accordingly, the Fund shall take all necessary actions to conduct a tender offer for Fund shares in accordance with Rule 13e-4 under the Securities and Exchange Commission ("SEC") according to the following terms.

Percentage of Outstanding Shares 20% of the outstanding shares of the of Fund Being Sought Fund.

Price to be Offered                      The offering price shall be set to
                                         equal 98% of the net asset value per
                                         share of the Fund as of the close of
                                         trading of Fund shares on the New York
                                         Stock Exchange on the business day
                                         following the expiration of the tender
                                         offer.

Timing of the Tender Offer The tender offer shall commence as soon as practicable. The tender offer shall be structured to be completed prior to the end of the first quarter of 2001 (March 2001).

Regulatory                               Requirements  The  tender  offer  shall
                                         comply in all respects with  the
                                         requirements  of the U.S. federal
                                         securities laws and the rules and
                                         regulations promulgated by the SEC.

II.  2001 Annual Meeting of Stockholders

General: There are four Class I directors of the Fund whose terms expire at the 2001 annual meeting of stockholders of the Fund (the "2001 Annual Meeting").

Nominees for Election to the Board: The Bank shall be entitled to submit one nominee to stand for election at the 2001 Annual Meeting as a Class I director.

Voting Requirements for Directors:       The Bank shall vote all of the shares
                                         of stock of the Fund that it either
                                         owns or controls at the 2001 Annual
                                         Meeting in favor of the slate of Class
                                         I directors put forth by the Board. The
                                         slate of Class I directors put forth
                                         and recommended by the Board shall
                                         include three existing directors
                                         standing for re-election and one
                                         nominee proposed by the Bank. The Bank
                                         shall also vote in favor of the Board's
                                         slate of Class I directors at any
                                         special meeting of

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                                         shareholders which may be held prior to
                                         the 2001 Annual  Meeting  provided  the
                                         slate   consists   of  three   existing
                                         directors  standing for re-election and
                                         one nominee proposed by the Bank.

Other Proposals:                         The Bank shall not submit any proposals
                                         for consideration at the 2001 Annual
                                         Meeting other than one nominee for
                                         election to the Board.

                                         To the extent  that the Fund  receives
                                         any other proposals for consideration
                                         from shareholders other than the Bank
                                         at the 2001 Annual Meeting or any
                                         special meeting of stockholders called
                                         prior to the 2001 Annual  Meeting, the
                                         Bank shall abstain from voting on any
                                         such proposal.

                                         With respect to the two shareholder
                                         proposals which have previously been
                                         received by the Fund, the Bank shall
                                         abstain from  voting on either of the
                                         two proposals to the extent such
                                         proposals are properly presented for
                                         action at the 2001 Annual Meeting.

Special Meeting of Shareholders: The Bank shall not seek to call a special meeting of stockholders prior to the 2001 Annual Meeting or otherwise support the calling of a special meeting of stockholders prior to the 2001 Annual Meeting.

III. Other Agreements

Board Vacancies:                         The Board shall appoint a
                                         representative of the Bank to fill the
                                         first vacancy created by the
                                         resignation or removal of a director
                                         from the Board. If a vacancy occurs on
                                         the Board with respect to a position
                                         that was occupied by a director who was
                                         nominated by the Bank, the Board shall
                                         promptly appoint a new nominee
                                         designated by the Bank to fill that
                                         vacancy.

Size of the Board:                       The Board shall take no action to
                                         increase the number of directors
                                         constituting the Board prior to the
                                         completion of the 2002 annual meeting
                                         of stockholders. After that date, the
                                         Board shall be able to increase or
                                         decrease the size of the Board
                                         according to the provisions set forth
                                         in the Bylaws of the Fund.

Membership of Audit Committee:           The Board shall appoint one director
                                         who was nominated by the Bank to the
                                         Audit Committee. That director shall be
                                         designated by the Bank.

Legal Counsel for Independent Directors: The Independent Directors of the Fund shall retain their own legal counsel. Such counsel shall be appointed by a majority vote of the independent directors.

Amendments to Bylaws                     The Board shall amend the Bylaws of the
                                         Fund so that a special meeting of the
                                         Board may be called by any two
                                         directors on the Board. The Board
                                         agrees not to further amend the Bylaws
                                         to change the number of directors (two)
                                         which are required to call a special
                                         meeting of the Board prior to the
                                         completion of the 2002 annual meeting
                                         of stockholders.

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                                         The Board shall reduce the threshold
                                         for calling a stockholder requested
                                         special meeting in the Bylaws  from a
                                         majority to 40% of the outstanding
                                         shares. The Board will effect this by
                                         (1) amending the existing  threshold in
                                         the   Bylaws  for  stockholder-called
                                         meetings to 40%; (2) opting out of
                                         Section 3-805 of the Maryland General
                                         Corporations Law ("MGCL"); (3) adopting
                                         a  resolution  pursuant  to Section
                                         3-802(c)  prohibiting the  Fund  from
                                         becoming  subject to Section  3-805 of
                                         the MGCL at any time (and  filing  the
                                         articles supplementary contemplated by
                                         Section 3-802(d) of the MGCL to reflect
                                         the  adoption  of  the   resolution
                                         effecting  such  prohibition)  and  (4)
                                         further  amending the Bylaw  provision
                                         concerning the percentage of
                                         stockholders that may request a special
                                         meeting  to  provide  that such Bylaw
                                         provision may only be amended, modified
                                         or  repealed  by a vote of the Fund's
                                         shareholders and not by the Board.

                                         The Board has taken action at a special
                                         meeting of the Board held on  December
                                         18,  2000 to  implement  the  above
                                         referenced amendments to the  Bylaws
                                         with (a) the amendment relating to the
                                         number of directors required to call a
                                         special  meeting  of the Board to take
                                         effect  immediately and (b) part (1) of
                                         the amendment relating to the threshold
                                         for  calling  a stockholder requested
                                         special  meeting  to  take   effect
                                         immediately following the 2001 Annual
                                         Meeting and parts (2) through (4) of
                                         such  amendment to take  effect at the
                                         2002 Annual Meeting.

IV.  Miscellaneous

Headings The captions and headings contained herein have been included for convenience only and shall not be
                                         considered    in     interpreting    or
                                         construing this Summary of Terms.

Nature of Document:                      This Summary of Terms constitutes a
                                         legally binding obligation of the Bank
                                         and the Fund. This Summary of Terms may
                                         be amended or terminated only upon the
                                         agreement of both the Bank and the
                                         Fund. The Fund, as party to this
                                         agreement, shall cause the Board to
                                         take all of the actions which are
                                         contemplated by this Summary of Terms.

         Executed as of this 30th day of January, 2001.

                                         BANKGESELLSCHAFT BERLIN AG
                                         Alexanderplatz 2
                                         D-10178 Berlin
                                         Germany

                                         By: /s/ DICK KIPP, /s/ BARTHO SCHNEIDER
                                             -------------------------------
                                             Dick Kipp, Bartho Schneider
                                             Title: Directors


                                         THE FRANCE GROWTH FUND, INC.


                                         By: /s/ STEVEN M. CANCRO
                                             --------------------
                                              Steven M. Cancro
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